EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated as listed in the attached Schedule A, relating to the financial statements and financial highlights which appear in the annual reports to shareholders as listed in the attached Schedule A. We also consent to the references to us under the headings “Financial Highlights” in the Prospectuses, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2018

Schedule A

Year End	Trust	Fund	Report Date
12/31/2017	Goldman Sachs Trust	Goldman Sachs Balanced Strategy Portfolio	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Equity Growth Strategy Portfolio	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Growth and Income Strategy Portfolio	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Growth Strategy Portfolio	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Satellite Strategies Portfolio	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Global Infrastructure Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Global Real Estate Securities Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs International Real Estate Securities Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Real Estate Securities Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs U.S. Equity Dividend and Premium Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs International Equity Dividend and Premium Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs U.S. Tax-Managed Equity Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs International Tax-Managed Equity Fund	2/26/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Absolute Return Tracker Fund	3/1/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Alternative Premia Fund (formerly, the Goldman Sachs Dynamic Allocation Fund)	3/1/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Commodity Strategy Fund	3/1/2018
12/31/2017	Goldman Sachs Trust	Goldman Sachs Managed Futures Strategy Fund	3/1/2018

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